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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: May 25, 2001

                    STARNET COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                       0-29290                   52-2027313
(State of Incorporation)      (Commission File Number)     (IRS Employer ID No.)

                             The CIBC Banking Centre
                                 Old Parham Road
                                  P.O. Box 3265
                        St. John's, Antigua, West Indies

               (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (268) 480-1651

Former name or former address, if changed since last report: N/A

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INFORMATION INCLUDED IN THIS REPORT:

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

On May 25, 2001, pursuant to an Agreement and Plan of Reorganization executed on May 17, 2001 ("Reorganization Agreement"), Starnet Communications International Inc. ("Registrant") became a direct, wholly-owned subsidiary of World Gaming plc ("World Gaming"), a company organized in England and Wales for the purpose of facilitating the reorganization of the Registrant into a new holding company structure ("Reorganization"). In the Reorganization, each share of class a common stock of the Registrant issued and outstanding was converted into one American Depositary Share of World Gaming ("ADS"), where each ADS represents one ordinary share of World Gaming. The Reorganization was effected by merging a newly-formed direct, wholly-owned Delaware subsidiary of World Gaming with and into the Registrant with the Registrant surviving. The ADS's and the ordinary shares represented thereby were registered on Form F-6, SEC File No. 333-13286 and Form F-4, SEC File Nos. 333-48280 and 333-61504 (under Rule 462(b)), respectively.

The Reorganization was announced in a press release distributed by World Gaming on May 29, 2001. The text of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (C)      EXHIBITS

                  2.1 Agreement and Plan of Reorganization, dated May 17 2001 (attached herewith)

                  4.1 Form of Ordinary Share Certificate of World Gaming plc (incorporated by reference from World Gaming plc's Form 8-A, SEC File No. 0-32793)

                  99.1     Press Release dated May 29, 2001 (filed herewith)

                  99.2 Deposit Agreement with Continental Stock Transfer & Trust Co. dated March 26, 2001 (incorporated by reference from World Gaming plc's Form F-6, SEC File No. 333-13286)



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STARNET COMMUNICATIONS INTERNATIONAL INC.

Date: June 8, 2001                   By: /s/
                                         ---------------------------------------
                                     Name:  Michael Aymong
                                     Title: President